Exhibit 16.1

                           THOMAS LEGER & COMPANY

                        CERTIFIED PUBLIC ACCOUNTANTS



Exhibit to Form 8-K

March 17, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of the Form 8-K dated March 17, 2000 of Leapfrog Smart Products, Inc. and are in agreement with the statments contained in Item 4(a)(i), Item 4(a)(ii) and Item 4(a)(iii) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


/S/ Thomas Leger & Company
    Limited Liability Partnership


    Houston, Texas